UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

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 FORM 8-K/A

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CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) June 5, 2023

AGEAGLE AERIAL SYSTEMS INC.
(Exact Name of Registrant as Specified in Its Charter)

Nevada	001-36492	88-0422242
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8863 E. 34th Street North
Wichita, Kansas	67226
(Address of Principal Executive Offices)	(Zip Code)

(620) 325-6363

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	UAVS	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01

As disclosed on the Form 8-K filed with the Securities and Exchange Commission (the “Commission”) on June 6, 2023 by AgEagle Aerial Systems Inc. (the “Company”), the Company entered into a Securities Purchase Agreement (the “Purchase Agreement”) with certain accredited and institutional investors (the “Investors”) on June 5, 2023 pursuant to which the Company has agreed to issue and sell to Investors (i) 16,720,000 shares of Common Stock (the “Offering Shares”) at $0.25 per share and (ii) warrants to purchase up to 25,080,000 shares of common stock (the “Warrants”), exercisable at $0.38 per share (the “Offering”). The Offering Shares will be issued pursuant to a prospectus supplement to be filed with the Commission on or before June 7, 2023 and the prospectus included in the Company’s Registration Statement on Form S-3 (Registration No. 333-252801), which was filed with the Commission on April 23, 2021 and was declared effective on May 6, 2021. The Warrants are being issued in a concurrent private placement under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”) and have not been registered under the Securities Act, or applicable state securities laws. The Company is filing with this Current Report an opinion of counsel in connection with the Offering.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
5.1	Opinion of Sherman & Howard L.L.C.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  June 7, 2023

AGEAGLE AERIAL SYSTEMS INC.

By:	/s/ Nicole Fernandez-McGovern
Name:	Nicole Fernandez-McGovern
Title:	Chief Financial Officer

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